Exhibit 99.2
RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA FOURTH QUARTER 2025

LEADERSHIP

WENDY SIMPSON	Executive Chairman
PAM KESSLER	Co-President and Co-CEO
CLINT MALIN	Co-President and Co-CEO
CECE CHIKHALE	EVP, Chief Financial Officer, Treasurer and Secretary
DAVID BOITANO	EVP, Chief Investment Officer
GIBSON SATTERWHITE	EVP, Asset Management
MIKE BOWDEN	SVP, Investments
MANDI HOGAN	SVP, Marketing

BOARD OF DIRECTORS

WENDY SIMPSON	Executive Chairman
CORNELIA CHENG	Sustainability and Corporate Responsibility Committee Chairman
DAVID GRUBER	Investment Committee Chairman
JEFFREY HAWKEN	Compensation Committee Chairman
BRADLEY PREBER	Audit Committee Chairman
TIMOTHY TRICHE, MD	Lead Independent Director and Nominating & Corporate Governance Committee Chairman

ANALYSTS

JUAN SANABRIA	BMO Capital Markets Corp.
RICHARD ANDERSON	Cantor Fitzgerald
AARON HECHT	Citizens JMP Securities, LLC
OMOTAYO OKUSANYA	Deutsche Bank Securities Inc.
JOE DICKSTEIN	Jefferies LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MICHAEL CARROLL	RBC Capital Markets Corp.
JOHN KILICHOWSKI	Wells Fargo Securities, LLC

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

TABLE OF CONTENTS

INVESTMENTS 3
- Seniors Housing Operating Portfolio ("SHOP") Transformation
- Portfolio Transformation
- Acquisitions and Mortgage Loans
- Near-Term Loan Payoffs Expected & Purchase Options to be Exercised

PORTFOLIO 7
- Portfolio Overview
- Operator Update and Subsequent Events
- Portfolio Diversification - Geography
- SHOP Performance and Guidance
- Real Estate Investments (Excluding SHOP) Diversification - Operators
- Real Estate Investments (Excluding SHOP) - Maturity
- Real Estate Investments (Excluding SHOP) - Metrics

FINANCIAL 16
- Enterprise Value
- Debt Metrics
- Debt Maturity
- Reconciliation of 2026 Guidance
- Financial Data Summary
- Consolidated Statements of Income
- Consolidated Balance Sheets
- Funds from Operations

GLOSSARY 27

FORWARD-LOOKING STATEMENTS AND NON-GAAP INFORMATION 29

CONTACT INFORMATION

LTC PROPERTIES, INC.
3011 Townsgate Road,
Suite 220
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

4Q 2025 SUPPLEMENTAL REPORT 2

4Q 2025 SUPPLEMENTAL REPORT INVESTMENTS I 3 SENIORS HOUSING OPERATING PORTFOLIO (“SHOP”) TRANSFORMATION 2025 SHOP ACTIVITIES SINCE MAY ($565M)  $353M in SHOP acquisitions  $212M - Three SHOP conversions  Seven SHOP operators, five new to LTC SHOP GROWTH (DOLLAR AMOUNTS IN MILLIONS) 2026 INVESTMENT FUNDING STRATEGY  ~ $266M proceeds from SNF sales and loan prepayments  Proceeds from untapped opportunities within our portfolio, borrowings under our revolving line of credit, and sales under our ATM 2026 SHOP INVESTMENT GUIDANCE AND ACQUISITIONS COMPLETED TO DATE (~$400M - $800M)  $108M SHOP acquisitions completed in 1Q26  $157M SHOP acquisitions over the next 60 days  $135M - $535M SHOP acquisitions expected to close through the end of 2026 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2024 2025 Proforma 2026 GROSS ASSET VALUE Proforma 2026 assumes $600M in SHOP investments (mid-point) and $58M in SHOP conversions 116% 2026 SHOP CONVERSIONS ($58M)  $26M completed in 1Q26  $32M expected over the next 60 days  Two SHOP operators new to LTC

4Q 2025 SUPPLEMENTAL REPORT Mortg Loans, 15% Mortg Loans, 16% Mortg Loans, 8% Fin Rec, 17% Fin Rec, 15% Fin Rec, 10% NNN 64% NNN 44% NNN 36% SHOP 24% SHOP 45% 0% 20% 40% 60% 80% 100% 2024 2025 2026E NNN SHOP FIN REC LOANS NOTES REC & UNCONS JV INVESTMENTS I 4 PORTFOLIO TRANSFORMATION: DECREASING SNF AND LOAN EXPOSURE 2026 PROFORMA GROSS ASSET VALUE BY ASSET TYPE 2026 PROFORMA GROSS ASSET VALUE BY INVESTMENT TYPE ASSET TYPE TRANSFORMATION: 2024 - PROFORMA 2026  Seniors Housing asset value concentration increases to 77%  Skilled Nursing asset value concentration decreases to 22% INVESTMENT TYPE TRANSFORMATION: 2024 - PROFORMA 2026  Owned investments asset value concentration increases to 91%  Mortgage Loans investment asset value concentration decreases to 8% 40% 40% 10% 8% OWNED PORTFOLIO - NNN 2% OWNED ACCOUNTED FOR AS FINANCING RECEIVABLES MORTGAGE LOANS NOTES REC & UNCONS JV OWNED PORTFOLIO - SHOP 31% 40% 28% 1% SENIORS HOUSING - NNN SKILLED NURSING OTHER/UDP SENIORS HOUSING - SHOP (PROFORMA 2026 ASSUMES $600M IN SHOP INVESTMENTS (MID-POINT) AND $58M IN SHOP CONVERSIONS) 2026 PROFORMA NOI BY ASSET TYPE 2026 PROFORMA NOI BY INVESTMENT TYPE SNF 46% SNF 36% SNF 22% NNN 54% NNN 39% NNN 32% SHOP 24% SHOP 45% 0% 20% 40% 60% 80% 100% 2024 2025 2026E 4% 1% 1% SH - NNN SH - SHOP SNF OTHER/UDP 1% 1%

REAL ESTATE – INVESTMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

ACQUISITIONS

DATE	# OF PROPERTIES	INVESTMENT TYPE	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	YEAR 1 CAP RATE	PURCHASE PRICE
Jul-2025	1	SHOP	SH	67	Morgan Hill, CA	Discovery Senior Living	2019	7.4%	$ 35,200
Sep-2025	2	SHOP	SH	158	Various cities in KY	Charter Senior Living	2023	7.6%	39,500
Sep-2025	5	SHOP	SH	520	Various cities in WI	Lifespark	2019-2021	7.2%	194,050
Oct-2025	1	SHOP	SH	88	Marietta, GA	The Arbor Company	2017	7.4%	22,900
Dec-2025	1	SHOP	SH	100	Brentwood, TN	Discovery Senior Living	2022	7.4%	31,250
Dec-2025	1	SHOP	SH	122	Hobart, WI	New Perspective	2012-2019	8.7%	30,000
	11			1,055					$ 352,900
Jan-2026	3	SHOP	SH	394	Various cities in GA	The Arbor Company	2014-2018	7.0%	$ 108,000

MORTGAGE LOANS

DATE	# OF PROPERTIES	PROPERTY TYPE	# UNITS/ BEDS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION	INITIAL INVESTMENT	INITIAL ADDITIONAL COMMITMENT
Jan-2024	1	UDP - SH	85 units	Lansing, MI	Encore Senior Living	Sep-2026	8.75%	$ 19,500	$ 2,940	$ 16,560
Jul-2024	1	UDP - SH	116 units	Loves Park, IL	Encore Senior Living	Jul-2030	9.00%	26,120	—	26,120
	2		201 units					$ 45,620 (1)	$ 2,940	$ 42,680 (1)
May-2025	1	SH	250 units	Summerfield, FL	Momentum Senior Living	May-2030	8.50%	$ 42,300	$ 38,350	$ 3,950 (2)
Aug-2025	2	SH	171 units	Various cities in CA	Gallaher Signature Living	Aug-2030	8.25%	57,550	55,350	2,200 (3)
	3		421 units					$ 99,850	$ 93,700	$ 6,150

(1) Represents mortgage loans commitment to construct seniors housing communities and to fund working capital and interest reserve. The borrowers contribute equity, which initially funds the construction. Once all of the borrower's equity has been drawn, we fund the additional commitment.

(2) The initial additional commitment includes interest reserve of $2,000 and additional loan proceeds of $1,950 which are available between June 2026 and November 2027, based on debt service coverage.

(3) The initial additional commitment includes interest reserve of $2,200.

4Q 2025 SUPPLEMENTAL REPORT

INVESTMENTS | 5

REAL ESTATE – NEAR-TERM LOAN PAYOFFS EXPECTED & PURCHASE OPTIONS ANTICIPATED TO BE EXERCISED[1]

(DOLLAR AMOUNTS IN THOUSANDS)

OPTION WINDOW		INVESTMENT TYPE	# OF PROPERTIES	PROPERTY TYPE	LTC PORTION OF GROSS INVESTMENTS	EXPECTED SALES/PAYOFF PROCEEDS	LTC PORTION OF ANNUALIZED CONTRACTUAL CASH NOI
2025	(2)	Owned	2	SNF	$ 5,275	$ 9,500	$ 1,055
2025-2027	(3)	Owned accounted for as Financing Receivable	3	SNF	62,220	64,032	4,841
2026-2027	(4)	Mortgage Loan	14	SNF	179,885	179,885	20,323
2026	(5)	Unconsolidated Joint Venture	1	SNF	12,524	12,524	1,178
			20		$ 259,904	$ 265,941	$ 27,397

(1) See our Form 10-K for a list of all of our purchase options. Expected sales proceeds are subject to change.

(2) In 3Q25, the operator provided notice of its intent to exercise its purchase option.

(3) These properties were acquired through a sale-leaseback transaction, subject to a lease agreement that contains a purchase option. In accordance with GAAP, the purchased properties are presented as a financing receivable on our *Consolidated Balance Sheets*. In 4Q25, the operator provided notice of its intent to exercise its purchase option. In connection with the sale, we expect to receive approximately $1,500 of exit IRR. See Operator Update on page 9 for further discussion.

(4) The Prestige $179,885 mortgage loan secured by 14 skilled nursing centers in Michigan has an option to prepay the loan without penalty during a 12-month window starting in July 2026, subject to customary conditions and contingent on Prestige's ability to obtain replacement financing. See Operator Update on page 9 for further discussion.

(5) Subsequent to December 31, 2025, the operator provided notice of its intent to payoff a mortgage loan accounted for as an unconsolidated joint venture. We expect to receive the payoff in 2Q26. See Operator Update on page 9 for further discussion.

4Q 2025 SUPPLEMENTAL REPORT

INVESTMENTS | 6

PORTFOLIO OVERVIEW
(AS OF DECEMBER 31, 2025, DOLLAR AMOUNTS IN THOUSANDS)

				TRAILING TWELVE MONTHS ENDED DECEMBER 31, 2025		
BY INVESTMENT TYPE	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF INVESTMENT**	**NOI [1]**	**% OF NOI**	**INCOME STATEMENT LINE**
Owned Portfolio						
Triple-Net Portfolio ("NNN")	98	$ 1,045,400	43.6%	$ 93,947	52.1%	Rental income
Seniors Housing Operating Portfolio ("SHOP")[2]	25	565,265	23.6%	18,028 [2]	10.0%	Resident fees and services, net of Seniors housing operating expense
Owned Portfolio	123	1,610,665	67.2%	111,975	62.1%	
Owned Properties accounted for as Financing Receivables[3]	31	363,088	15.2%	28,315	15.7%	Interest income from financing receivables
Mortgage Loans	26	385,511 [4]	16.1% [4]	36,468	20.2%	Interest income from mortgage loans
Notes Receivable	5	25,874	1.0%	2,555	1.4%	Interest and other income
Unconsolidated Joint Ventures	1	12,524	0.5%	1,178	0.6%	Income from unconsolidated joint ventures
Total	186	$ 2,397,662	100.0%	$ 180,491	100.0%	

BY PROPERTY TYPE	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF INVESTMENT**
Seniors Housing			
NNN	92	$ 940,773	39.3%
SHOP[2]	25	565,265	23.6%
Seniors Housing	117	1,506,038	62.9%
Skilled Nursing	68	871,825	36.3%
Other[5]	1	12,005	0.5%
Under Development	—	7,794	0.3%
Total	186	$ 2,397,662	100.0%

LONG-TERM INVESTMENTS include our Owned Portfolio, Owned Properties accounted for as Financing Receivables and Long-Term Mortgage Loans (Prestige) which represent 93% of our Gross Investments.

SHORT-TERM INVESTMENTS represent investment durations shorter than 10 years and include our Notes Receivable, Unconsolidated Joint Ventures and Short-Term Mortgage Loans which represent 7% of our Gross Investments.



Long-Term Investments 93%
Short-Term Investments 7%

(1) See Trailing Twelve Months NOI definition in the Glossary.

(2) Subsequent to December 31, 2025, we acquired three seniors housing communities and converted two seniors housing communities from our NNN portfolio into our SHOP segment. See Subsequent Events on page 9 for further discussion.

(3) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are presented as financing receivables on our *Consolidated Balance Sheets* and the rental income received is presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(4) Mortgage loans include short-term loans of $131,526 or 5.5% of gross investment and long-term loans (Prestige) of $253,985 or 10.6% of gross investment. The weighted average maturity for our mortgage loans portfolio and long-term mortgage loans (Prestige) at December 31, 2025 is 13.3 years and 18.3 years, respectively. See Operator Update on page 9 for further discussion on a Prestige loan.

(5) Includes one behavioral health care hospital and three parcels for land held-for-use.

4Q 2025 SUPPLEMENTAL REPORT

PORTFOLIO | 7

PORTFOLIO OVERVIEW - DETAIL

PORTFOLIO OVERVIEW - DETAIL

(AS OF DECEMBER 31, 2025, DOLLAR AMOUNTS IN THOUSANDS)

TRAILING TWELVE MONTHS ENDED DECEMBER 31, 2025

OWNED PROPERTIES - NNN	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	RENTAL INCOME[1]	% OF TOTAL NOI
Seniors Housing	54	$ 505,473	21.1%	$ 38,040	21.1%
Skilled Nursing	43	527,922	22.0%	54,718	30.3%
Other	1	12,005	0.5%	1,189	0.7%
Total	98	$ 1,045,400	43.6%	$ 93,947	52.1%

OWNED PROPERTIES - SHOP	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	SHOP NOI[1]	% OF TOTAL NOI
Seniors Housing[2]	25	$ 565,265	23.6%	$ 18,028	10.0%
Total	25	$ 565,265	23.6%	$ 18,028	10.0%

OWNED PROPERTIES ACCOUNTED FOR AS FINANCING RECEIVABLES[3]	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	FINANCING RECEIVABLES INCOME[1]	% OF TOTAL NOI
Seniors Housing	28	$ 286,543	12.0%	$ 22,430	12.4%
Skilled Nursing	3	76,545	3.2%	5,885	3.3%
Total	31	$ 363,088	15.2%	$ 28,315	15.7%

MORTGAGE LOANS	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	MORTGAGE LOANS INTEREST INCOME[1]	% OF TOTAL NOI
Seniors Housing	5	$ 123,732	5.2%	$ 6,193	3.4%
Skilled Nursing[4]	21	253,985	10.6%	30,144	16.7%
Under Development	—	7,794	0.3%	131	0.1%
Total	26	$ 385,511	16.1%	$ 36,468	20.2%

NOTES RECEIVABLE	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	INTEREST AND OTHER INCOME[1]	% OF TOTAL NOI
Seniors Housing	5	$ 25,025	1.0%	$ 2,555	1.4%
Skilled Nursing	—	849	0.0%	—	0.0%
Total	5	$ 25,874	1.0%	$ 2,555	1.4%

UNCONSOLIDATED JOINT VENTURES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	UNCONSOLIDATED JV INCOME[1]	% OF TOTAL NOI
Skilled Nursing	1	12,524	0.5%	1,178	0.6%
Total	1	$ 12,524	0.5%	$ 1,178	0.6%

TOTAL INVESTMENTS	186	$ 2,397,662	100.0%	$ 180,491	100.0%

(1) See Trailing Twelve Months NOI definition in the Glossary.

(2) Subsequent to December 31, 2025, we acquired three seniors housing communities and converted two seniors housing communities from our NNN portfolio into our SHOP segment. See Subsequent Events on page 9 for further discussion.

(3) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are presented as financing receivables on our *Consolidated Balance Sheets* and the rental income received is presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(4) Skilled nursing long-term loans (Prestige) of $253,985 or 10.6% of gross investment. The weighted average maturity of Prestige loans is 18.3 years. See Operator Update on page 9 for further discussion on a Prestige loan.

RENTAL INCOME (AS % OF TOTAL NOI)


50.0%
25.0%
0.0%
21.1%
30.3%
0.7%
SH
SNF
OTH

SHOP NOI (AS % OF TOTAL NOI)


20.0%
10.0%
0.0%
10.0%
SH

FINANCING RECEIVABLES INCOME (AS % OF TOTAL NOI)


30.0%
15.0%
0.0%
12.4%
3.3%
SH
SNF

MORTGAGE LOANS INTEREST INCOME (AS % OF TOTAL NOI)


30.0%
15.0%
0.0%
3.4%
16.7%
0.1%
SH
SNF
UDP

INTEREST & OTHER INCOME (AS % OF TOTAL NOI)


10.0%
5.0%
0.0%
1.4%
SH

UNCONSOLIDATED JV INCOME (AS % OF TOTAL NOI)


10.0%
5.0%
0.0%
0.6%
SNF

4Q 2025 SUPPLEMENTAL REPORT
PORTFOLIO I 8

4Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 9 PORTFOLIO OVERVIEW - OPERATOR UPDATE (DOLLAR AMOUNTS IN THOUSANDS)  Market-Based Rent Resets: Received $5,625 of revenue from a 14-property portfolio in 2025 vs. $3,448 in 2024 (63% increase). Two of the 14 properties were converted into SHOP in January 2026, with plans to convert two additional properties with a total of 159 units in the next 60-days. See below for further discussion of the SHOP conversions. Anticipated rent on the remaining 10 properties in 2026 is $4,880, vs. $4,140 in 2025 (18% increase).  Operator Update (Genesis): As previously discussed, Genesis filed for Chapter 11 bankruptcy on July 9, 2025. Since filing, Genesis has made all contractual rent payments through February 2026.  Purchase Option Exercised (TN): $9,500 under a master lease for two skilled nursing centers. The sale is expected to close in the next 60-days with an anticipated gain of approximately $7,400.  Purchase Option Exercised (FL): $64,032, inclusive of an exit IRR of approximately $1,500, under a master lease for three skilled nursing centers expected to close by the end of 1Q26. These properties are presented as a financing receivable on our Consolidated Balance Sheets, since they were acquired through a sale-leaseback transaction, subject to a lease agreement. We expect to record one-time income of approximately $1,300, which represents the exit IRR of $1,500, offset by $200 of effective interest receivable balance previously recognized over the term of the financing receivable through payoff. SUBSEQUENT EVENTS  Previously Announced SHOP Acquisition: Three seniors housing communities in Georgia for $108,000, with a year-one yield of approximately 7% and expected unlevered IRR in the low teens, operated by the Arbor Company, an existing SHOP relationship.  SHOP Conversion (TX): Two seniors housing communities, operated by Pegasus Senior Living, an operator new to us. These properties comprised of 88 units were previously included in the portfolio of market-based rent resets discussed above.  Mortgage Loan Prepayment Option: Prestige Healthcare provided a prepayment notice on its $179,885 mortgage loan secured by 14 skilled nursing centers. Prestige has the option to prepay without penalty during a 12-month window starting in July 2026, subject to customary conditions and contingent on the ability to obtain replacement financing.  Mortgage Loan Extension (MI): We intend to extend a $17,104 mortgage loan secured by an 85-unit seniors housing community, currently set to mature in 2026, to 1Q27.  Loan Payoff Notice (TX): The operator provided notice of its intent to pay off a $12,524 mortgage loan secured by a 104-bed skilled nursing center. The mortgage loan is accounted for as an unconsolidated joint venture. We expect to receive the payoff in 2Q26.  Anticipated SHOP Conversions (GA and SC): We anticipate converting two seniors housing communities with an operator new to us in April 2026. These properties are currently included in the portfolio of market-based rent resets discussed above.

4Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 10 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (AS OF DECEMBER 31, 2025) * Behavioral health care hospital SNF (68) SH– NNN (92) OTH* (1) LAND (3) UDP (1) CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 5 21 1 3 1 2 2 1 4 4 8 33 1 6 6 8 5 3 21 2 1 5 1 2 3 LA 1 2 3 MI 2 1 1 3 SH– SHOP (25) 4 2 2 4 7 1 2 1 1 1 OPERATORS 30 STATES 23 PROPERTIES 186 UNITS/BEDS 16,276

4Q 2025 SUPPLEMENTAL REPORT 39.0% 25.7% 27.6% 6.0% 1.7% 0.0% 25.0% 50.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 17 years 9 years 0 10 20 30 40 NNN SHOP Years (1) The MSA rank by population as of July 1, 2024, as estimated by the United States Census Bureau. Approximately 65% of our properties are in the top 100 MSAs. Represents our real properties, properties accounted for as financing receivables, and properties secured by our mortgage loans. (1) As calculated from construction date or major renovation/expansion date. Represents our real properties, properties accounted for as financing receivables, and properties secured by our mortgage loans. GROSS PORTFOLIO BY MSA (1) AVERAGE SENIORS HOUSING PORTFOLIO AGE (1) PORTFOLIO I 11 (1) Due to master leases with properties in various states, revenue by state is not available. Also, working capital notes are provided to certain operators under their master leases covering properties in various states. Therefore, the working capital notes outstanding balance totaling $874 is also not available by state and is excluded from the table above. (2) Includes one behavioral health care hospital and three parcels for land held-for-use. (3) Subsequent to December 31, 2025, we converted two seniors housing communities from our NNN portfolio into our SHOP segment. See Subsequent Events on page 9 for further discussion. # OF STATE(1) PRO PERTIES % SH - NNN % SH - SHOP % SNF % UDP % % Wisconsin 13 319,951 $ 13.3% 57,822 $ 6.2% 248,183 $ 43.9% 13,946 $ 1.6% — $ — — $ — Texas(3) 314,987 29 13.1% 42,059 4.5% — — 272,928 31.3% — — — — North Carolina 33 303,391 12.7% 303,391 32.2% — — — — — — — — Michigan 24 293,954 12.3% 39,026 4.2% — — 253,985 29.2% — — 943 7.9% California 6 143,906 6.0% 95,163 10.1% 48,743 8.6% — — — — — — Ohio 9 141,114 5.9% 71,867 7.6% 15,024 2.7% 54,223 6.2% — — — — Florida 6 125,406 5.2% 39,897 4.2% — — 85,509 9.8% — — — — Colorado 12 103,298 4.3% 61,497 6.5% 41,801 7.4% — — — — — — Illinois 5 98,541 4.1% 32,725 3.5% 58,022 10.3% — — 7,794 100.0% — — Kentucky 4 88,479 3.7% — — 39,763 7.0% 48,716 5.6% — — — — All Others 45 463,761 19.4% 197,301 21.0% 113,729 20.1% 141,669 16.3% — — 11,062 92.1% Total 186 2,396,788 $ 100.0% 940,748 $ 100.0% 565,265 $ 100.0% 870,976 $ 100.0% 7,794 $ 100.0% 12,005 $ 100.0% O TH(2) INVESTMENT GROSS GROSS INVESTME NT PORTFOLIO DIVERSIFICATION – GEOGRAPHY (AS OF DECEMBER 31, 2025, DOLLAR AMOUNTS IN THOUSANDS)

SHOP PERFORMANCE AND GUIDANCE

(AS OF DECEMBER 31, 2025, DOLLAR AMOUNTS IN THOUSANDS, EXCEPT REVPOR AND EXPOR)

TOTAL SHOP PERFORMANCE

	2Q25	3Q25	4Q25
Properties, at end of quarter	13	21	25
Units, at end of quarter	832	1,577	2,073
Average units available	501	899	1,766
Average unit occupancy	80.7%	86.5%	89.3%
Total revenues	$ 11,950	$ 22,203	$ 37,963
Operating expenses	9,419	17,362	27,307
NOI	$ 2,531	$ 4,841	$ 10,656
NOI margin	21.2%	21.8%	28.1%
REVPOR	$ 9,855	$ 9,518	$ 8,022
EXPOR	$ 7,768	$ 7,443	$ 5,770

SHOP GUIDANCE

2026 PROJECTED NOI *(millions)*	Low	High
	$53	$57

- Represents 27 properties (2,281 units) that include Initial Conversions (13) and Acquired SHOP properties (14) through January 31, 2026; excludes Value-Add Conversions and additional acquisitions
- Guidance at the midpoint:
  - NOI growth: ~14% over 2025 Proforma NOI
  - Occupancy growth: ~150 basis points from 2025 Proforma Ave Occupancy ~89.7%
  - Projected Increases: REVPOR ~5%; EXPOR ~2.5%
  - Projected margin: ~27.5%
  - 2025 Proforma NOI and occupancy include results reported under prior owners; adjusted for current management fee structure
- 2026 Total SHOP Capex Guidance:
  - FAD: ~$1,500 per unit, annually
  - Non-FAD: $9M; $4M announced for Initial Conversions; $4M underwritten for Acquired SHOP properties to date; $1M for Value-Add Conversions for three (3) properties

OPERATOR DIVERSIFICATON

OPERATORS[(1)]		# OF PROPERTIES	# OF UNITS	STATES	GROSS INVESTMENT	%
Lifespark	Acquired	5	520	WI	$ 194,577	34.4%
Anthem Memory Care	Initial Conversion	12	732	CA, CO, IL, KS, OH	154,343	27.3%
Discovery Senior Living	Acquired	2	167	CA, TN	66,822	11.8%
New Perspective	Initial Conversion; Acquired	2	222	WI	53,606	9.5%
Charter Senior Living	Acquired	2	158	KY	39,763	7.0%
Compass Senior Living	Value-Add Conversion	1	186	OR	33,139	5.9%
The Arbor Company[(1)]	Acquired	1	88	GA	23,015	4.1%
		25	2,073		$ 565,265	100.0%

(1) Subsequent to December 31, 2025, we acquired three seniors housing communities with a total of 394 units and converted two seniors housing communities (Value-Add Conversions) with a total of 88 units into our SHOP segment. See Subsequent Events on page 9 for further discussion.

4Q 2025 SUPPLEMENTAL REPORT

PORTFOLIO I 12

REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDING SHOP) DIVERSIFICATION - OPERATORS

(AS OF DECEMBER 31, 2025, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS[1]	PROPERTY TYPE	# OF PROPERTIES	ANNUALIZED[2] CONTRACTUAL CASH NOI	%	ANNUALIZED[2] GAAP NOI	%	GROSS INVESTMENT	NON-CONTROLLING INTEREST	LTC PORTION OF GROSS INVESTMENT
Prestige Healthcare	SNF/OTH	23	$ 29,167	17.5%	$ 30,435	18.1%	$ 267,982	$ —	$ 267,982
ALG Senior	SH	29	21,864 [4]	13.1%	23,497 [4]	14.0%	297,292	63,941	233,351
Encore Senior Living	SH/UDP	14	12,837 [4]	7.7%	12,600 [4]	7.5%	206,429	9,134	197,295
HMG Healthcare	SNF	13	11,778	7.1%	11,778	7.0%	167,737	—	167,737
Carespring Health Care Management	SNF	4	11,314	6.8%	11,195	6.7%	102,940	—	102,940
Brookdale Senior Living	SH	17	10,094	6.1%	10,310	6.1%	65,599	—	65,599
Genesis Healthcare	SNF	6	9,746	5.8%	9,746	5.8%	53,339	—	53,339
Ignite Medical Resorts	SNF	7	9,457	5.7%	9,457	5.6%	101,578	—	101,578
Fundamental Long Term Care	SNF/OTH	5	8,237	4.9%	8,417	5.0%	65,798	—	65,798
Juniper Communities	SH	5	7,484	4.5%	6,730	4.0%	83,293	—	83,293
All Others[3]		38	34,637 [4]	20.8%	33,885 [4]	20.2%	420,410	14,325	406,085
		161	$ 166,615	100.0%	$ 168,050	100.0%	$ 1,832,397	$ 87,400	$ 1,744,997

(1) See Operator Update on page 9 for further discussion.

(2) See Glossary for definition of Annualized Contractual Cash NOI and Annualized GAAP NOI.

(3) Subsequent to December 31, 2025, we converted two seniors housing communities from our NNN portfolio into our SHOP segment. See Subsequent Events on page 9 for further discussion.

(4) Includes the consolidated income from our joint ventures. The non-controlling member's portion of the annualized contractual cash and annualized GAAP NOI are as follows:

OPERATORS	ANNUALIZED CONTRACTUAL CASH NOI LTC PORTION	JV PARTNER PORTION	TOTAL
ALG Senior	$ 17,152	$ 4,712	$ 21,864
Encore Senior Living	12,837	—	12,837
All Others	33,527	1,110	34,637

OPERATORS	ANNUALIZED GAAP NOI LTC PORTION	JV PARTNER PORTION	TOTAL
ALG Senior	$ 18,785	$ 4,712	$ 23,497
Encore Senior Living	12,600	—	12,600
All Others	32,775	1,110	33,885

PRESTIGE	Privately Held	SNF/SH Other Rehab	82 Properties	4 States
ALG	Privately Held	SH	118 Properties	6 States
ENCORE	Privately Held	SH	34 Properties	5 States
HMG	Privately Held	SNF/SH	37 Properties	2 States
CARESPRING	Privately Held	SNF/SH Transitional Care	18 Properties	2 States

BROOKDALE	NYSE: BKD	SNF/SH Continuing Care	584 Properties	41 States
GENESIS	Privately Held	SNF/SH	Nearly 200 Properties	19 States
IGNITE	Privately Held	SNF/SH Transitional Care	27 Properties	6 States
FUNDAMENTAL	Privately Held	SNF/SH Hospitals & Other Rehab	69 Properties	7 States
JUNIPER	Privately Held	SH	26 Properties	5 States

4Q 2025 SUPPLEMENTAL REPORT PORTFOLIO I 13

REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDING SHOP) - MATURITY

(AS OF DECEMBER 31, 2025, DOLLAR AMOUNTS IN THOUSANDS)

YEAR	RENTAL INCOME	% OF TOTAL	FINANCING REC INCOME	% OF TOTAL	MORTGAGE LOANS INTEREST INCOME	% OF TOTAL	OTHER NOTES INCOME	% OF TOTAL	UNCONSOLIDATED JV INCOME	% OF TOTAL	ANNUALIZED GAAP NOI (1)	% OF TOTAL
2026	$ 6,751 (2)	7.1%	$ —	—	$ 2,485 (2)	6.1%	$ 2	0.1%	$ —	—	$ 9,238	5.5%
2027	11,631	12.2%	—	—	—	—	2,554	99.9%	—	—	14,185	8.4%
2028	12,687	13.3%	—	—	—	—	—	—	—	—	12,687	7.5%
2029	14,472	15.2%	—	—	—	—	—	—	1,178 (5)	100.0%	15,650	9.3%
2030	13,859	14.6%	—	—	8,818	21.8%	—	—	—	—	22,677	13.5%
2031	14,449	15.2%	—	—	—	—	—	—	—	—	14,449	8.6%
2032	6,417	6.7%	6,025 (3)	21.1%	—	—	—	—	—	—	12,442	7.4%
2033	14,942	15.7%	9,847	34.5%	—	—	—	—	—	—	24,789	14.8%
Thereafter	—	—	12,684	44.4%	29,249 (4)	72.1%	—	—	—	—	41,933	25.0%
Total	$ 95,208	100.0%	$ 28,556	100.0%	$ 40,552	100.0%	$ 2,556	100.0%	$ 1,178	100.0%	$ 168,050	100.0%

	LOANS RECEIVABLE PRINCIPAL MATURITIES							
YEAR	MORTGAGE LOANS RECEIVABLE	WA GAAP RATE	% OF TOTAL	NOTES RECEIVABLE	WA GAAP RATE	% OF TOTAL	TOTAL LOANS RECEIVABLE	% OF TOTAL
2026	$ 27,854 (2)	8.9%	7.2%	$ 25	8.0%	0.1%	$ 27,879	6.8%
2027	—	—	—	25,000	10.2%	96.6%	25,000	6.1%
2028	—	—	—	849	—	3.3%	849	0.2%
2029	—	—	—	—	—	—	—	—
2030	103,672	8.5%	26.9%	—	—	—	103,672	25.2%
2031	—	—	—	—	—	—	—	—
2032	—	—	—	—	—	—	—	—
2033	—	—	—	—	—	—	—	—
Thereafter	253,985 (4)	11.5%	65.9%	—	—	—	253,985	61.7%
Total	$ 385,511	10.5%	100.0%	$ 25,874	9.9%	100.0%	$ 411,385	100.0%

Near Term Lease and Loan Maturities:

- Six leases and three loans in 2026 with an annualized GAAP NOI totaling $9.2 million.(2)
- Three leases and one loan in 2027 with an annualized GAAP NOI totaling $14.2 million.
- Three leases and one loan in 2028 with an annualized GAAP NOI totaling $12.7 million.
- As of December 31, 2025, approximately 95% of owned properties are covered under master leases and approximately 95% of rental revenues come from master leases or cross-default leases.

(1) See Annualized GAAP NOI definition in the Glossary.

(2) One of the six lease maturities is a master lease covering two skilled nursing centers in Tennessee which represents 15% of rental income and 11% of annualized GAAP NOI maturing in 2026. In 4Q25, the operator provided notice of its intent to exercise its purchase option. Another of the six 2026 maturities is a master lease that was terminated subsequent to December 31, 2025. The master lease, which covered two seniors housing communities in Texas converted into our SHOP segment. Additionally, we expect to terminate another master lease that was scheduled to mature in 2026 and covers two seniors housing communities in Georgia and South Carolina. The properties will convert into our SHOP segment. Lastly, we intend to extend one of the three loans maturing in 2026 to 1Q27. See page 9 for further discussion.

(3) Represents income from three skilled nursing centers in Florida acquired through a sale-leaseback transaction, subject to a lease agreement that contains a purchase option. In accordance with GAAP, the purchased properties are presented as a financing receivable on our Consolidated Balance Sheets. The operator provided notice of intent to exercise the purchase option.

(4) The Prestige $179,885 mortgage loan secured by 14 skilled nursing centers in Michigan has an option to prepay the loan without penalty during the 12-month window starting July 2026, subject to customary conditions and contingent on Prestige's ability to obtain replacement financing. This loan represents $20,313 of annualized GAAP interest income. See Operator Update on page 9 for further discussion.

(5) Subsequent to December 31, 2025, an operator provided notice of its intent to payoff the mortgage loan, which is accounted for as an unconsolidated joint venture. We expect to receive the payoff in 2Q26. See Subsequent Events on page 9 for further discussion.

4Q 2025 SUPPLEMENTAL REPORT

PORTFOLIO | 14

4Q 2025 SUPPLEMENTAL REPORT (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same store portfolio excludes properties re-tenanted or sold after July 1, 2024; and excludes properties transitioned to LTC’s SHOP portfolio prior to December 31, 2025. SENIORS HOUSING SKILLED NURSING 1.61 1.70 2.15 2.24 79.0% 79.3% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00x 1.00x 2.00x 3.00x 2Q25 3Q25 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 1.12 1.13 1.37 1.37 83.4% 83.6% 70.0% 80.0% 90.0% 100.0% 0.00x 1.00x 2.00x 2Q25 3Q25 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics exclude CSF, as allocated/reported by operators. Occupancy represents the average TTM occupancy. See Normalized EBITDAR and Normalized EBITDARM definitions in the Glossary. SH metrics exclude Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. See Coronavirus Stimulus Funds definition in the Glossary. Occupancy represents the average TTM occupancy. See Normalized EBITDAR and Normalized EBITDARM definitions in the Glossary. PORTFOLIO I 15 REAL ESTATE INVESTMENTS PORTFOLIO (EXCLUDING SHOP) - METRICS (TRAILING TWELVE MONTHS THROUGH SEPTEMBER 30, 2025 AND JUNE 30, 2025) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS(1)

ENTERPRISE VALUE

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)

			DECEMBER 31, 2025	CAPITALIZATION
DEBT				
Revolving line of credit - WA rate 4.4%[1]			$ 252,863	
Term loans, net of debt issue costs - WA rate 4.8%[2]			198,213	
Senior unsecured notes, net of debt issue costs - WA rate 4.1%[3]			391,105	
Total debt - WA rate 4.4%			842,181	30.6%
EQUITY	12/31/25	2/13/26		
	No. of shares	Closing Price		
Common stock	48,481,892	$ 39.39 [4]	1,909,702	69.4%
Total market value			1,909,702	
TOTAL VALUE			**2,751,883**	100.0%
Add: Non-controlling interest			87,400	
Less: Cash and cash equivalents			(14,387)	
ENTERPRISE VALUE			**$ 2,824,896**	
Debt to Enterprise Value			29.8%	
Debt to Annualized Adjusted EBITDAre[5]			4.5x	

(1) Subsequent to December 31, 2025, we borrowed $107,000 under our unsecured revolving line of credit. Accordingly, we have $359,863 outstanding and $240,137 available for borrowing under our unsecured revolving line of credit.

(2) Represents outstanding balance of $200,000, net of debt issue costs of $1,787.

(3) Represents outstanding balance of $392,000, net of debt issue costs of $895. Subsequent to December 31, 2025, we repaid $5,000 in scheduled principal paydown on our senior unsecured notes.

(4) Closing price of our common stock as reported by the NYSE on February 13, 2025.

(5) See Reconciliation of Annualized Adjusted EBITDAre on page 21.

4Q 2025 SUPPLEMENTAL REPORT

FINANCIAL | 16

4Q 2025 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 17 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) $130,000 $302,250 $144,350 $252,863 $270,000 $97,750 $280,650 $347,137 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 2022 2023 2024 4Q25 Balance Available 39.5% 31.1% 34.0% 39.0% 29.3% 29.8% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 2023 2024 2025 Debt to Gross Asset Value Debt to Total Enterprise Value 5.6x 4.2x 5.0x 4.5x 3.4x 4.0x 4.8x 4.4x 0.0x 2.0x 4.0x 6.0x 8.0x 2023 2024 2025 4Q25 Debt to Annualized Adjusted EBITDAre Annualized Adjusted EBITDAre/ Fixed Charges (1) Subsequent to December 31, 2025, we borrowed $107,000 under our unsecured revolving line of credit. Accordingly, we have $359,863 outstanding and $240,137 available for borrowing under our unsecured revolving line of credit. (1)

4Q 2025 SUPPLEMENTAL REPORT REVOLVING SENIOR LINE OF TERM UNSECURED % O F YEAR CREDIT LOANS(1) NOTES(1) TOTAL TOTAL 2026 — $ — $ 51,500 $ 51,500 $ 6.1% 2027 — — 54,500 54,500 6.5% 2028 — 50,000 55,000 105,000 12.4% 2029 252,863 55,000 63,000 370,863 43.9% 2030 — 55,000 67,000 122,000 14.4% 2031 — — 56,000 56,000 6.6% 2032 — 40,000 35,000 75,000 8.9% 2033 — — 10,000 10,000 1.2% Total 252,863 $ (2) $ 392,000 200,000 $ (3) $ 100.0% 844,863 $252,863 $50,000 $51,500 $54,500 $55,000 $55,000 $55,000 $40,000 $63,000 $67,000 $56,000 $35,000 $10,000 $- $100,000 $200,000 $300,000 $400,000 2026 2027 2028 2029 2030 2031 2032 2033 Revolving Line of Credit Term Loans Senior Unsecured Notes Senior Unsecured Notes 46.4% Term Loans 23.7% Revolving Line of Credit 29.9% DEBT STRUCTURE (2) FINANCIAL I 18 DEBT MATURITY (AS OF DECEMBER 31, 2025, DOLLAR AMOUNTS IN THOUSANDS) (1) Reflects scheduled principal payments and excludes debt issue costs on our term loans and senior unsecured notes, which are netted against the principal outstanding balances on our Consolidated Balance Sheets. (2) Subsequent to December 31, 2025, we borrowed $107,000 under our unsecured revolving line of credit. Accordingly, we have $359,863 outstanding and $240,137 available for borrowing under our unsecured revolving line of credit. (3) Subsequent to December 31, 2025, we repaid $5,000 in scheduled principal paydowns on our senior unsecured notes.

RECONCILIATION OF 2026 GUIDANCE

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Guidance

The Company is introducing guidance for the 2026 full year, and is providing 1Q26 guidance. The following guidance ranges reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth below. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments.

	Full Year 2026 Guidance		1Q26 Guidance	
	Low	High	Low	High
Diluted earnings per common share	$ 1.80	$ 1.84	$ 0.60	$ 0.62
Less: Gain on sale, net of impairment loss	(0.13)	(0.13)	(0.15)	(0.15)
Add: Depreciation and amortization	1.10	1.10	0.25	0.25
Diluted Nareit FFO attributable to common stockholders	2.77	2.81	0.70	0.72
Add: Adjustments	(0.02)	(0.02)	(0.04)	(0.04)
Diluted Core FFO	$ 2.75	$ 2.79	$ 0.66	$ 0.68
Diluted Nareit FFO attributable to common stockholders	$ 2.77	$ 2.81	$ 0.70	$ 0.72
Add: Non-cash expense	0.14	0.14	0.03	0.03
Less: Recurring capital expenditures	(0.10)	(0.10)	(0.02)	(0.02)
Diluted FAD	2.81	2.85	0.71	0.73
Add: Adjustments	0.01	0.01	(0.03)	(0.03)
Diluted Core FAD	$ 2.82	$ 2.86	$ 0.68	$ 0.70

The assumptions underlying the full year and 1Q26 guidance are as follows:

- Gross investments for the full year in the range of $400,000 and $800,000, including transactions closed to date or expected to close over the next 60 days;
- Asset sales and loan payoffs of $265,941 for the 2026 full year and $73,532 for 1Q26;
- SHOP NOI, inclusive of expected net investments, in the range of $65,100 to $77,200 for the full year, and $12,100 to $13,000 for 1Q26. See SHOP guidance on page 12 for further discussion.
- SHOP FAD capital expenditures in the range of $4,600 to $4,900 for the full year, and $890 to $910 for 1Q26;
- General and administrative costs for the full year in the range of $31,700 to $33,900, and $8,400 to $8,700 for 1Q26; and
- Adjustments to Core FFO and Core FAD include the following:
  - One-time exit IRR income of $1,500 that we expect to receive in connection with the sale of three skilled nursing centers accounted for as a Financing receivable on our *Consolidated Balance Sheets;* See Operator Update on page 9 for further discussion.
  - Transaction costs in the range of $1,900 to $2,400 for the full year, and $400 to $500 for 1Q26;
  - Recovery of provision for credit losses related to loan payoffs.

4Q 2025 SUPPLEMENTAL REPORT

FINANCIAL I 19

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

	12/31/2023	12/31/2024	12/31/2025
Gross investments	$ 2,139,865	$ 2,088,613	$ 2,397,662
Net investments	$ 1,741,093	$ 1,674,140	$ 1,981,017
Gross asset value	$ 2,253,870	$ 2,200,615	$ 2,478,705
Total debt [(1)]	$ 891,317	$ 684,600	$ 842,181
Total liabilities [(1)]	$ 938,831	$ 733,137	$ 899,676
Non-controlling interest	$ 34,988	$ 92,378	$ 87,400
Total equity	$ 916,267	$ 1,053,005	$ 1,162,384

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	4Q25	1Q26[(1)]	2Q26[(1)]	3Q26[(1)]	4Q26[(1)]
Straight-line rent adjustment	$ (184)	$ (361)	$ (404)	$ (459)	$ (483)
Amortization of lease incentives	(131)	(131)	(131)	(131)	(120)
Effective interest - Financing receivables	382	169 [(2)]	361	361	361
Effective interest - Mortgage loans receivable	351	342	312	277	266
Effective interest - Notes receivable	(23)	(23)	(23)	(24)	(24)
Total non-cash revenue components	$ 395	$ (4)	$ 115	$ 24	$ —

(1) For leases and loans in place at December 31, 2025 and adjusted for the anticipated activities listed on the Operator Update on page 9.

(2) Decrease of $200 due to the expected write-off of effective interest related to the anticipated 1Q26 sale of three properties in Florida accounted for as a financing receivable. See Operator Update on page 9.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED DECEMBER 31,			TWELVE MONTHS ENDED DECEMBER 31,		
	2025	2024	Variance	2025	2024	Variance
Cash rent	$ 24,690	$29,056	$(4,366) [(1)]	$109,471	$118,198	$ (8,727) [(2)]
Operator reimbursed real estate tax revenue	2,333	3,121	(788) [(3)]	10,781	12,951	(2,170) [(3)]
Straight-line rent adjustment	(184)	2,829	(3,013) [(1)]	(1,631)	2,268	(3,899) [(2)]
Straight-line rent write-off	—	—	—	(1,514)	(321)	(1,193) [(4)]
Amortization of lease incentives	(131)	(192)	61	(936)	(818)	(118)
Total rental income	$ 26,708	$34,814	$(8,106)	$116,171	$132,278	$(16,107)

(1) Decrease primarily due to the conversion of 15 communities from triple-net to our new SHOP segment and lower rent due to property sales, partially offset by rent increases from fair-market rent resets, escalations and capital improvements.

(2) Decrease primarily due to the repayment of $2,377 rent credit received in 2024 and (1) above.

(3) Decrease due to the conversion of 15 communities from triple-net to our new SHOP segment and property sales.

(4) Due to Genesis' on-going Chapter 11 bankruptcy filing, we wrote off the Genesis master lease straight-line rent receivable balance of $1,271 and we also wrote off a straight-line rent receivable of $243 in connection with the termination of two existing leases with the same operator, combining them into a single master lease.

4Q 2025 SUPPLEMENTAL REPORT

FINANCIAL I 20

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

RECONCILIATION OF ANNUALIZED ADJUSTED EBITDAre AND FIXED CHARGES

	FOR THE YEAR ENDED			THREE MONTHS ENDED
	12/31/23	12/31/24	12/31/25	12/31/25
Net income	$ 91,462	$ 94,879	$ 123,880	$ 103,651
Less: Gain on sale of real estate, net	(37,296)	(7,979)	(77,822)	(78,057)
Add: Income tax provision	—	—	179	218
Add: Impairment loss	15,775	6,953	—	—
Add: Interest expense	47,014	40,336	35,306	10,588
Add: Depreciation and amortization	37,416	36,367	37,874	10,949
EBITDAre	154,371	170,556	119,417	47,349
Add/less: Non-recurring items	3,823 (1)	(8,907) (2)	49,783 (3)	(1,051) (3)
Adjusted EBITDAre	$ 158,194	$ 161,649	$ 169,200	$ 46,298
Interest expense	$ 47,014	$ 40,336	$ 35,306	$ 10,588
Fixed charges	$ 47,014	$ 40,336	$ 35,306	$ 10,588
Annualized Adjusted EBITDAre				$ 185,192
Annualized Fixed Charges				$ 42,352
Debt (net of debt issue costs)	$ 891,317	$ 684,600	$ 842,181	$ 842,181
Debt (net of debt issue costs) to Annualized Adjusted EBITDAre	5.6x	4.2x	5.0x	4.5x
Annualized Adjusted EBITDAre to Annualized Fixed Charges (4)	3.4x	4.0x	4.8x	4.4x

(1) Includes the $3,561 note receivable write-off related to the sale and transition of 10 seniors housing communities, $1,832 of provision for credit losses related to the acquisition of 11 seniors housing communities accounted for as financing receivables and two mortgage loan originations, partially offset by the $1,570 exit IRR and prepayment fee received in connection with the payoff of two mezzanine loans.

(2) Represents $4,052 of one-time income received from former operators, $3,158 of one-time additional straight-line income related to restoring accrual basis accounting for two master leases, $2,818 of rental income received in connection with the sale of two properties, and $1,738 recovery of provision for credit losses related to the payoffs of five mortgage loan receivables, partially offset by $1,635 of provision for credit losses related to acquisitions totaling $163,460 accounted for as financing receivables, $613 of effective interest receivable write-off related to the partial paydown of a mortgage loan receivable, and the write-off of straight-line rent receivable ($321) and notes receivable ($290).

(3) See the reconciliation of non-recurring items on page 26 for further detail.

(4) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same.

4Q 2025 SUPPLEMENTAL REPORT

FINANCIAL | 21

LTC REIT

CONSOLIDATED STATEMENTS OF INCOME

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,	
	2025	2024	2025	2024
Revenues:	(unaudited)		(audited)	
Rental income	$ 26,708	$ 34,814	$ 116,171	$ 132,278
Resident fees and services [(1)]	37,963	—	72,116	—
Interest income from financing receivables [(2)]	7,133	7,002	28,315	21,663
Interest income from mortgage loans	10,308	9,374	39,023	45,216
Interest and other income	2,181	1,392	7,229	10,690
Total revenues	84,293	52,582	262,854	209,847
Expenses:				
Interest expense	10,588	8,365	35,306	40,336
Depreciation and amortization	10,949	9,194	37,874	36,367
Seniors housing operating expenses [(1)]	27,307	—	54,088	—
Impairment loss	—	6,953	—	6,953
Write-off of effective interest receivable	—	—	41,455	—
Provision (recovery) for credit losses	873	(201)	4,515	741
Transaction costs	487	140	8,221	819
Triple-net lease property tax expense	2,312	3,114	10,795	12,930
General and administrative expenses	8,179	7,227	31,120	27,243
Total expenses	60,695	34,792	223,374	125,389
Income before unconsolidated joint ventures, real estate dispositions and other items	23,598	17,790	39,480	84,458
Gain on sale of real estate, net	78,057	1,097	77,822	7,979
Income from unconsolidated joint ventures	2,214	703	6,757	2,442
Income tax provision	(218)	—	(179)	—
Net income	103,651	19,590	123,880	94,879
Income allocated to non-controlling interests	(1,456)	(1,507)	(5,908)	(3,839)
Net income attributable to LTC Properties, Inc.	102,195	18,083	117,972	91,040
Income allocated to participating securities	(577)	(171)	(696)	(682)
Net income available to common stockholders	$ 101,618	$ 17,912	$ 117,276	$ 90,358
Earnings per common share:				
Basic	$2.13	$0.40	$2.54	$2.07
Diluted	$2.11	$0.39	$2.52	$2.04
Weighted average shares used to calculate earnings per common share:				
Basic	47,724	45,025	46,230	43,743
Diluted	48,054	45,523	46,560	44,241
Dividends declared and paid per common share	$0.57	$0.57	$2.28	$2.28

(1) Represents our seniors housing operating portfolio ("SHOP") operating income and expense.

(2) Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as Financing receivables on our *Consolidated Balance Sheets* and the rental income to be presented as Interest income from financing receivables on our *Consolidated Statements of Income.*

4Q 2025 SUPPLEMENTAL REPORT FINANCIAL | 22

CONSOLIDATED BALANCE SHEETS

(AUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	DECEMBER 31, 2025	DECEMBER 31, 2024
ASSETS		
Investments:		
Land	$ 128,590	$ 118,209
Buildings and improvements	1,482,075	1,212,853
Accumulated depreciation and amortization	(408,906)	(405,884)
Operating real estate property, net	1,201,759	925,178
Properties held-for-sale, net of accumulated depreciation: 2025—$0; 2024—$1,346	—	670
Real property investments, net	1,201,759	925,848
Financing receivables,[1] net of credit loss reserve: 2025—$3,631; 2024—$3,615	359,457	357,867
Mortgage loans receivable, net of credit loss reserve: 2025—$3,849; 2024—$3,151	381,662	312,583
Real estate investments, net	1,942,878	1,596,298
Notes receivable, net of credit loss reserve: 2025—$259; 2024—$477	25,615	47,240
Investments in unconsolidated joint ventures	12,524	30,602
Investments, net	1,981,017	1,674,140
Other assets:		
Cash and cash equivalents	14,387	9,414
Debt issue costs related to revolving line of credit	4,742	1,410
Interest receivable	22,720	60,258
Straight-line rent receivable	17,949	21,505
Prepaid expenses and other assets	21,245	19,415
Total assets	$ 2,062,060	$ 1,786,142
LIABILITIES		
Revolving line of credit	$ 252,863	$ 144,350
Term loans, net of debt issue costs: 2025—$1,787; 2024—$192	198,213	99,808
Senior unsecured notes, net of debt issue costs: 2025—$895; 2024—$1,058	391,105	440,442
Accrued interest	3,806	3,094
Accrued expenses and other liabilities	53,689	45,443
Total liabilities	899,676	733,137
EQUITY		
Stockholders' equity:		
Common stock: $0.01 par value; 110,000 shares authorized; shares issued and outstanding: 2025—48,482; 2024—45,511	485	455
Capital in excess of par value	1,189,846	1,082,764
Cumulative net income	1,843,407	1,725,435
Accumulated other comprehensive income	482	3,815
Cumulative distributions	(1,959,236)	(1,851,842)
Total LTC Properties, Inc. stockholders' equity	1,074,984	960,627
Non-controlling interests	87,400	92,378
Total equity	1,162,384	1,053,005
Total liabilities and equity	$ 2,062,060	$ 1,786,142

(1) Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our *Consolidated Balance Sheets*.

4Q 2025 SUPPLEMENTAL REPORT

FINANCIAL | 23

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD
(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,	
	2025	2024	2025	2024
GAAP net income available to common stockholders	$ 101,618	$ 17,912	$ 117,276	$ 90,358
Add: Impairment loss	—	6,953	—	6,953
Add: Depreciation and amortization	10,949	9,194	37,874	36,367
Less: Gain on sale of real estate, net	(78,057)	(1,097)	(77,822)	(7,979)
Nareit FFO attributable to common stockholders	34,510	32,962	$ 77,328	$ 125,699
(Less) Add: Adjustments[1]	(1,051)	(3,379)	49,783	(8,907)
FFO, excluding non-recurring items ("Core FFO")	$ 33,459	$ 29,583	$ 127,111	$ 116,792
Nareit FFO attributable to common stockholders	$ 34,510	$ 32,962	$ 77,328	$ 125,699
Non-cash income:				
Add (Less): Straight-line rent adjustment	184	(2,829)	1,631	(2,268)
Add: Amortization of lease incentives	131	192	936	818
Add: Other non-cash contra-revenue	—	—	1,514	321
Less: Effective interest income	(710)	(2,184)	(2,904)	(8,591)
Net non-cash income	(395)	(4,821)	1,177	(9,720)
Non-cash expense:				
Add: Non-cash compensation charges	2,141	2,261	9,329	9,052
Add: Write-off of effective interest receivable	—	—	41,455	—
Add (Less): Provision (recovery) for credit losses	873	(201)	4,515	741
Less: Recurring capital expenditures	(90)	—	(390)	—
Net non-cash expense	2,924	2,060	54,909	9,793
Funds available for distribution ("FAD")	37,039	30,201	133,414	125,772
(Less) Add: Adjustments[1]	(2,008)	—	149	(7,756)
FAD, excluding non-recurring items ("Core FAD")	$ 35,031	$ 30,201	$ 133,563	$ 118,016
Diluted Nareit FFO attributable to common stockholders per share	$0.72	$0.72	$1.66	$2.84
Diluted Core FFO per share	$0.70	$0.65	$2.73	$2.64
Diluted FAD per share	$0.77	$0.66	$2.86	$2.84
Diluted Core FAD per share	$0.73	$0.66	$2.87	$2.67

(1) See the reconciliation of non-recurring items on page 26 for further detail.

4Q 2025 SUPPLEMENTAL REPORT FINANCIAL I 24

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE
(UNAUDITED, AMOUNTS IN THOUSANDS)

	FFO		FAD	
FOR THE THREE MONTHS ENDED DECEMBER 31,	**2025**	**2024**	**2025**	**2024**
FFO/FAD attributable to common stockholders	$ 34,510	$ 32,962	$ 37,039	$ 30,201
Non-recurring one-time items[1]	(1,051)	(3,379)	(2,008)	–
Core FFO/FAD	33,459	29,583	35,031	30,201
Effect of dilutive securities:				
Participating securities	–	171	–	171
Diluted Core FFO/FAD	$ 33,459	$ 29,754	$ 35,031	$ 30,372
Shares for basic Core FFO/FAD per share	47,724	45,025	47,724	45,025
Effect of dilutive securities:				
Performance-based stock units	330	498	330	498
Participating securities	–	301	–	301
Shares for diluted Core FFO/FAD per share	48,054	45,824	48,054	45,824

	FFO		FAD	
FOR THE TWELVE MONTHS ENDED DECEMBER 31,	**2025**	**2024**	**2025**	**2024**
FFO/FAD attributable to common stockholders	$ 77,328	$ 125,699	$ 133,414	$ 125,772
Non-recurring one-time items[1]	49,783	(8,907)	149	(7,756)
Core FFO/FAD	127,111	116,792	133,563	118,016
Effect of dilutive securities:				
Participating securities	696	682	696	682
Diluted Core FFO/FAD	$ 127,807	$ 117,474	$ 134,259	$ 118,698
Shares for basic Core FFO/FAD per share	46,230	43,743	46,230	43,743
Effect of dilutive securities:				
Performance based stock units	330	498	330	498
Participating securities	272	296	272	296
Shares for diluted Core FFO/FAD per share	46,832	44,537	46,832	44,537

(1) See the reconciliation of non-recurring items on page 26 for further detail.

4Q 2025 SUPPLEMENTAL REPORT

FINANCIAL I 25

FUNDS FROM OPERATIONS – RECONCILIATION OF NON-RECURRING ITEMS

(UNAUDITED, AMOUNTS IN THOUSANDS)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,	
	2025	2024	2025	2024
Reconciliation of adjustments to Nareit FFO:				
Notes receivables and related interest receivable, if applicable, write-off	$ 957 [1]	$ 290 [2]	$ 4,021 [1]	$ 290 [2]
Provision for credit losses related to partial principal paydown	—	—	—	613
Provision for credit losses reserve recorded upon origination	—	—	938	1,635
Recovery for credit losses related to loan payoffs	—	(511)	(375)	(1,738)
Add: Total provision for credit losses adjustments	957	(221)	4,584	800
Effective interest receivable write-off	—	—	41,455 [3]	—
Straight-line rent receivable write-off	—	—	1,271 [4]	321 [4]
Lease termination fee paid upon conversion to SHOP	—	—	5,971	—
Transaction costs associated with the startup of new SHOP segment	392	—	1,703	—
One-time general and administrative expenses related to an employee retirement	—	—	1,136	—
Add: Expenses and contra-revenue adjustments	392	—	51,536	321
Income related to exit IRRs received	(1,800) [5]	—	(5,737) [5]	—
Other income received from former operators	(600)	—	(600)	(4,052)
One-time rental income related to sold properties	—	—	—	(2,818)
One-time additional straight-line income	—	(3,158)	—	(3,158)
Deduct: Income adjustments	(2,400)	(3,158)	(6,337)	(10,028)
Total adjustments to Nareit FFO	**$ (1,051)**	**$ (3,379)**	**$ 49,783**	**$ (8,907)**
Reconciliation of adjustments to FAD:				
Lease termination fee paid upon conversion to SHOP	$ —	$ —	$ 5,971	$ —
Transaction costs associated with the startup of new SHOP segment	392	—	1,703	—
One-time general and administrative expenses related to an employee retirement	—	—	436	—
Add: Cash expense adjustments	392	—	8,110	—
Income related to exit IRRs received	(1,800) [5]	—	(7,361) [5]	(886) [6]
Other income received from former operators	(600)	—	(600)	(4,052)
One-time rental income related to sold properties	—	—	—	(2,818)
Deduct: Cash income adjustments	(2,400)	—	(7,961)	(7,756)
Total cash adjustments to FAD	**$ (2,008)**	**$ —**	**$ 149**	**$ (7,756)**

(1) Represents the write-off of a working capital note and related interest receivable balance, if applicable, in connection with the transition to SHOP.

(2) Represents a note receivable write-off in connection with the pending closure of a 56-unit seniors housing community located in Texas. The property was sold during 3Q25.

(3) During 2025, we wrote off $41,455 of effective interest receivable related to a mortgage loan amendment that permits penalty-free early payoff within an allowable window.

(4) During 2025, we wrote off $1,271 of straight-line rent receivable due to an operator's ongoing bankruptcy filing. During 2024, we wrote off $321 of straight-line rent receivable related to a lease that converted to fair market rent. The straight-line rent write-offs are recorded as contra-revenue on the *Consolidated Statements of Income*.

(5) The exit IRR income adjustment includes the following:
   a. $1,800 received in connection with the redemption of our preferred equity investment in a joint venture during 4Q25. The 12% exit IRR was not previously recorded;
   b. $2,599 received upon the early payoff of a mezzanine loan during 3Q25. The FFO adjustment represents the $2,599 offset by $1,624 of effective interest receivable balance previously recognized over the term of the loan through payoff; and
   c. $2,962 received in connection with the redemption of our preferred equity investment in a joint venture during 1Q25. The 13% exit IRR was not previously recorded.

(6) The exit IRR income was received upon the payoff of three mortgage loans in 2024. The exit IRR was previously recorded ratably over the term of the loan through effective interest income.

4Q 2025 SUPPLEMENTAL REPORT

FINANCIAL | 26

4Q 2025 SUPPLEMENTAL REPORT Annualized Contractual Cash NOI: Represents annualized contractual cash rental income (prior to abatements & deferred rent repayment and excludes real estate tax reimbursement), interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the final month of the quarter reported herein. Annualized GAAP NOI: Represents annualized GAAP rent which includes contractual cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, GAAP interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the final month of the quarter reported herein. Assisted Living Communities (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties (see definitions for Independent Living and Memory Care Communities). Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. Coronavirus Stimulus Funds (“CSF”): CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic. Included in CSF are state-specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund. CSF is self-reported by operators in unaudited financial statements provided to LTC. Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF. Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by the National Association of Real Estate Investment Trusts (“Nareit”), EBITDAre is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write-downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures. EXPOR: Average expenses per occupied room per month FAD Capex: Recurring capital expenditures that extend the useful life of a property Financing Receivables: Properties acquired through a sale-leaseback transaction with an operating entity being the same before and after the sale-leaseback, subject to a lease contract that contains a purchase option. In accordance with GAAP, the purchased assets are required to be presented as Financing receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income. Funds Available for Distribution (“FAD”): FFO excluding the effects of straight-line rent, amortization of lease costs, effective interest income, provision for credit losses, non-cash compensation charges, non-cash interest charges and recurring capital expenditures required to maintain and re-tenant our properties. Funds From Operations (“FFO”): As defined by Nareit, net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. The difference between the cash rent and GAAP rent is commonly referred to as straight-line rental income. GAAP rent also includes amortization of lease incentives and real estate tax reimbursements. Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any deductions for depreciation or provision for credit losses. Gross Investment is commonly referred to as undepreciated book value. Independent Living Communities (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Initial Conversion: 13 properties converted to SHOP in 2Q25. Interest Income: Represents interest income from financing receivables, mortgage loans and other notes. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Communities (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population. MSAs 1 to 31 have a population of 19.5M – 2.2M. MSAs 32 to 100 have a population of 2.2M – 0.6M. MSAs greater than 100 have a population of 0.6M – 58K. Cities in a Micro-SA have a population of 264K – 12K. Cities not in an MSA have a population of less than 100K. Mezzanine: Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value-add opportunities on existing operational properties, partnership buy-outs and recapitalization of equity. Security for mezzanine loans can include all or a portion of the following credit enhancements: secured second mortgage, pledge of equity interests, and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon loan terms and related credit enhancements. GLOSSARY I 27 GLOSSARY

4Q 2025 SUPPLEMENTAL REPORT Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 population. Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). NNN – Triple-net lease which requires the lessee to pay all taxes, insurance, maintenance and repair capital and non-capital expenditures and other costs necessary in the operations of the property. Non-cash Revenue: Straight-line rental income, amortization of lease inducement and effective interest. Non-cash Compensation Charges: Vesting expense relating to restricted stock and performance-based stock units. Non-FAD Capex: Capital expenditures, including significant renovations, to bring a property to a marketable and functional standard. Normalized EBITDAR Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us. Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Real Estate Investments: Represents our investments in real property, financing receivables, mortgage loans receivable and other notes receivables. Rental Income: Represents GAAP rent generated by our owned properties under triple-net leases. REVPOR: Average revenues per occupied room per month RIDEA: Real Estate Investment Trust (REIT) Investment Diversification and Empowerment Act of 2007 Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio. Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold, assets held-for-sale and SHOP assets). Accordingly, a property must be occupied and stabilized or a minimum of 15 months to be included in our SPP. Each property transitioned to a new operator has been excluded from SPP and will be added back to SPP for the SPP reporting period ending 15 months after the date of the transition. Seniors Housing (“SH”): Consists of independent living, assisted living, and/or memory care properties. Seniors Housing Operating Portfolio (“SHOP”): Includes Seniors Housing properties generally structured to comply with RIDEA. SHOP Net Operating Income (“NOI”): Total SHOP revenues (resident fees and services) less total SHOP expenses (seniors housing operating expenses). Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition/restructure or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease-up. Trailing Twelve Months NOI: For the owned portfolio under triple-net leases, rental income excluding real estate tax reimbursement, straight-line rent write-off and rental income from properties sold during the trailing twelve months. For the owned portfolio under our SHOP segment, represents SHOP NOI during the trailing twelve months. For owned properties accounted for as financing receivables, mortgage loan receivables and notes receivables, NOI includes cash interest income and effective interest during the trailing twelve months and excludes loan payoffs during the trailing twelve months. For Unconsolidated JV, NOI includes income from our investments in joint ventures during the trailing twelve months. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. Value-Add Conversion: Properties converted to date, or planned to be converted, from our market-based rent reset portfolio – 1 campus converted in 4Q25 (previously disclosed as 2 properties); 2 properties converted in 1Q26; and 2 properties expected to be converted in 2Q26. GLOSSARY I 28 GLOSSARY

4Q 2025 SUPPLEMENTAL REPORT FORWARD-LOOKING STATEMENTS This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Examples of forward-looking statements include the Company’s 2025 full-year guidance and statements regarding the Company’s SHOP pipeline, anticipated growth, and future strategy. Forward- looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, our dependence on our operators for revenue and cash flow; government regulation of the health care industry; changes in federal, state, or local laws limiting REIT investments in the health care sector; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with federal, state, or local regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by our operators; our reliance on a few major operators; our ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation, operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of our real estate investments; the relative illiquidity of our real estate investments; our ability to develop and complete construction projects; our ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; our ability to grow if access to capital is limited; and a failure to maintain or increase our dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Although our management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved may differ materially from any forward-looking statements due to the risks and uncertainties of such statements. 29 Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through RIDEA, triple-net leases, joint ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s portfolio encompasses Skilled Nursing Facilities (SNF) and Seniors Housing (SH) consisting of Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com. FORWARD-LOOKING STATEMENTS AND NON-GAAP INFORMATION NON-GAAP INFORMATION This supplemental information contains certain non-GAAP information including EBITDAre, adjusted EBITDAre, FFO, FFO excluding non-recurring items, FAD, FAD excluding non-recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 21, 24, 25, and 26 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Filings” section of our website at www.LTCreit.com.